Exhibit 24.1

THE BANK OF NEW YORK MELLON CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”) hereby constitute and appoint Carl Krasik, Bart R. Schwartz and Arlie R. Nogay, and each of them severally, as the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration of up to 10,000,000 additional shares of the Corporation’s Common Stock to be issued from time to time pursuant to the Corporation’s Direct Stock Purchase and Dividend Reinvestment Plan and any and all amendments (including post-effective amendments) thereto, and to sign any and all amendments or supplements to such registration statements.

SIGNATURE	CAPACITY

/s/ Robert P. Kelly Robert P. Kelly	Chief Executive Officer (Principal Executive Officer)

/s/ Bruce Van Saun Bruce Van Saun	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Steven G. Elliott Steven G. Elliott	Director

/s/ Donald R. Monks Donald R. Monks	Director

June 29, 2007